UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

FIRST FINANCIAL BANCORP.

(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 001-34762

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, no par value	FFBC	The NASDAQ Stock Market LLC

Item 1.01   Entry into a Material Definitive Agreement

On June 18, 2019, First Financial Bancorp. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, First Financial Bank, an Ohio bank and wholly-owned subsidiary of the Company (the “Bank”), Wallace Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Bank (“Merger Sub”), Bannockburn Global Forex, LLC, a Delaware limited liability company (“BGF”), and Fortis Advisors LLC, solely in its capacity as representative of the members of BGF (the “Member Representative”). Pursuant to the Merger Agreement, the Company agreed to acquire all of the issued and outstanding membership interests of BGF for aggregate “Merger Consideration” of (i) $3,660,392 in cash and (ii) 4,663,652 common shares of the Company (the “Company Shares”), subject to adjustment if the Merger Consideration Modification Election is made, as described below. The Merger Agreement also provides for an adjustment for working capital as of the closing date. BGF is a privately held capital markets trading firm specializing in foreign currency advisory, hedge analytics, and transaction processing for closely held enterprises.  BGF is based in Cincinnati, Ohio.

The transaction is structured as a two-step merger. In the first step, BGF will merge with and into Merger Sub, with Merger Sub surviving the merger. In the second step, Merger Sub will merge with and into the Bank, with the Bank surviving the merger.  Following these transactions, BGF will operate as a division of the Bank.  The merger of BGF with and into Merger Sub is referred to in this Current Report on Form 8-K as the “Merger.”

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, the units of limited liability company interest in BGF (“Units”) will be automatically converted into the right to receive, subject to the terms of the Merger Agreement, the Merger Consideration.  In addition, certain phantom units issued by BGF will also be converted into the right to receive, subject to the terms of the Merger Agreement, Company Shares from the Merger Consideration.

At any time between the fifth business day and second business day prior to the scheduled closing date of the Merger, if the Market Price Condition described below is satisfied, BGF will have the right, but not the obligation, to make a one-time irrevocable election (the “Merger Consideration Modification Election”) to modify the Merger Consideration to consist of an aggregate cash amount of $53,660,392, plus 2,601,797 Company Shares.  The Market Price Condition will apply if the 20-Day volume weighted average price of the Company Shares on the NASDAQ Stock Market as of the fifth day prior to the scheduled closing date of the Merger is equal to or less than $24.25.

The Merger Agreement contains customary representations, warranties and covenants by each of the parties, and also contains indemnification provisions under which the parties have agreed, subject to certain limitations, to indemnify each other against certain liabilities. On the closing date of the Merger, the Company will deposit $1,535,000 of the cash portion of the Merger Consideration with PNC Bank, National Association in escrow. The escrow amount may be used to account for net working capital adjustments, indemnification claims, and certain fees and other expenses. To supplement the indemnification provided by the holders of Units, the Company has obtained representation and warranty insurance.

The closing of the Merger is subject to customary conditions, including, among others, (i) the absence of any governmental order restraining, enjoining or otherwise making illegal the consummation of the transactions contemplated by the Merger Agreement, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) compliance with state money transmitter laws, (iv) the accuracy of the parties’ representations and warranties contained in the Merger Agreement (subject to certain qualifications), (iv) the parties’ compliance with the covenants and agreements in the Merger Agreement, (v) the absence of a material adverse effect on BGF and (vi) the absence of a material adverse effect on the Company. The Company expects the Merger to close in the third quarter of fiscal 2019.

The Merger Agreement also contains customary pre-closing covenants, including the obligation of BGF to conduct its business in all material respects in the ordinary course and to refrain from taking certain specified actions without the consent of the Company.

The Merger Agreement is terminable at any time prior to closing by mutual consent of the parties and in the following limited circumstances: (a) by either party if the closing has not occurred by June 18, 2020; (b) by either party if a governmental entity has taken any action to prohibit the Company’s ownership of BGF’s business; (c) by either party if the other party has materially breached its representations, warranties or covenants in the Merger Agreement; and/or (d) by the Company if BGF has experienced a material adverse effect.

The Company has agreed, following the closing of the Merger, to file a registration statement with the U.S. Securities and Exchange Commission (“SEC”) covering the resale of the Company Shares issued in the Merger.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company will only be issuing Company Shares in the Merger to persons who are “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The offering and sale of Company Shares in the Merger is being made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 7.01  Regulation FD Disclosure.

On June 19, 2019, the Company issued a press release announcing its entry into the Merger Agreement. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The executive officers of the Company intend to use the materials filed herewith, in whole or in part, in one or more meetings with investors and analysts. A copy of the investor presentation is attached hereto as Exhibit 99.2.

The Company does not intend for this Item 7.01, Exhibit 99.1 or Exhibit 99.2 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

Cautionary Statements Regarding Forward-Looking Information

Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, certain plans, expectations, goals, projections and benefits relating to the Merger, which are subject to numerous assumptions, risks and uncertainties. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Please refer to the Company’s Report on Form 10-K for the year ended December 31, 2018, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of the management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. In addition to factors previously disclosed in reports filed by the Company with the SEC, risks and uncertainties for the Company include, but are not limited to, the failure to satisfy conditions to completion of the Merger, including receipt of required regulatory and other approvals and the failure of the Merger to close for any other reason. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
1.1*

Agreement and Plan of Merger, dated as of June 18, 2019, by and among First Financial Bancorp., First Financial Bank, Wallace Merger Sub, Bannockburn Global Forex, LLC, and Fortis Advisors LLC, solely in its capacity as the Member Representative.

99.1	First Financial Bancorp. Press Release, dated June 19, 2019
99.2	First Financial Bancorp. Investor Presentation, dated June 19, 2019

*Schedules and exhibits to the Agreement and Plan of Merger have been omitted. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

	By:	/s/ Karen B. Woods
Karen B. Woods
General Counsel

Date: June 19, 2019